UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VIRGIN AMERICA INC.

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Filed by Virgin America Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Virgin America Inc.

Commission File No.: 001-36718

The following is a transcript of a video posted on Virgin America Inc.’s (“Virgin America”) password-protected employee Intranet on April 8, 2016.

Hey, good morning everybody. My name is Brad Tilden and I am with Alaska Airlines and talking with you today to let you know how excited all of us at Alaska Airlines are about this combination of two fantastic airlines, Virgin America and Alaska Airlines. Why are we so excited about this? We’re excited because you guys have built an incredible airline in just nine short years. When we look at you guys, what we see is a company that operates really well -- you operate on time. We see a company that operates safely. You are obsessed with customer service -- you provide just incredible service to your customers. We like the innovative experience that you’ve designed on board your airplane with the entertainment and the seatback ordering and the mood lighting. And finally, we see a fighting streak in you that you want to do things differently. You’ve got sort of an independent attitude about how airlines should take care of customers, a different way that airlines should take care of customers in this industry. And I’ll just tell you, we respect that. I wouldn’t say that we’re identical on all of these fronts, but I would say that we really want to operate well, we really do value the experience we provide our customers and we really respect what you guys have done.

So we’re talking about a combination of two companies, or a merger, and that word, “merger,” might conjure up all sorts of images in your mind and I wouldn’t blame you if some of those images are negative because the truth is, in our country, many times when companies have combined, it hasn’t been good. It hasn’t been good for customers, it hasn’t been good for employees, it hasn’t even been good for the owners of the companies. And what I would just say is that we don’t want any of that. When people look at this combination two or three or four or five years from now, we want to say, “That was textbook. Those guys wrote the book on how to do a best-in-class integration.” And what that means to me is that employees feel aligned and engaged, customers say, “Man, this is even better than what we had before,” and indeed, you want a combination that does work for the owners of the business.

I thought I might talk for a minute about what we call the “strategic rationale,” why, from a network perspective, why we were interested in this. And I’ll start with Alaska. If we’re to look at Alaska Airlines, we’re a $5 billion company, we fly to over a hundred cities in thirty-something states. But if we’re to be honest with ourselves, no matter how good or bad our service is, we’re only likely to really be your go-to airline if you live in Washington, Oregon, Alaska, or maybe Hawaii. Those are the only states where we fly to enough destinations to sort of be a one-stop shop for customers. As an example, in San Francisco, we fly to only one of the top ten cities. You guys fly to all ten of the top ten cities out of San Francisco and you also have a nationwide network, but you are very strong in California. So when we look at the combination, it’s like a puzzle coming together. Together, we have strength up and down the West Coast and in fact, on day one, we will have the leading market share of any airline serving the West Coast. And our mindset is just to grow that in the years to come.

I might chat about growth for just a minute. Alaska’s historical mindset about growth has been that we grow from four to eight percent, and in fact, we’ve averaged seven percent for the last twenty years, and we’ve averaged that growth in each of the five year periods of the last twenty years. And so our idea is to bring these two airlines together, be the premier airline for anyone living on the West Coast, and just to grow that network in the years to come.

I’m sure you guys have a lot of questions about what this means for you. What I would tell you is that we don’t have a lot of answers right now. A couple things we do know is I don’t see much, and there be no, impact on frontline positions. We’re going to need to operate all the flights, all the aircraft, all the stations that we’ve historically operated, and I even think the impact on head office or management positions may not be what some think. There is going to be overlap, and we will want to eliminate those redundancies, but there’s also going to be growth and there will be attrition and I think there will be a chance for people to sort of fill some of those spots as we move forward. What we will commit to you is a couple things: one, we’re going to try to run this business as successfully as we can, so that it is a great business for customers and employees and owners. And the second thing we’ll commit is that when we know the answer to a question, we will share it with you -- there’s no sense in holding back.

So anyway, that’s a little bit of our thinking super early on. We’re super excited about the future. I hope you guys are, too. I can understand if there’s a little bit of anxiety, but I think coming together, we’re going to work together and build an airline, a combined airline, that everybody, anywhere on the West Coast, is going to very, very proud of in the years to come. Thank you very much. I am looking forward to getting to know all you guys, and thank you for tuning in.

Additional Information About the Merger and Where to Find It

This communication may be deemed to be solicitation material in respect of the merger of Virgin America Inc. (“Virgin America”) with a wholly owned subsidiary of Alaska Air Group, Inc. (“Alaska Air Group”). Virgin America intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies for the merger. The definitive proxy statement will contain important information about the proposed merger and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF VIRGIN AMERICA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIRGIN AMERICA AND THE MERGER. Stockholders will be able to obtain copies of the proxy statement and other relevant materials (when they become available) and any other documents filed by Virgin America with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from Virgin America by contacting Virgin America’s Investor Relations Department by telephone at (650) 762-7000, by mail to Virgin America Inc., Attention: Investor Relations Department, 555 Airport Boulevard, Burlingame, California 94010, or by going to Virgin America’s Investor Relations page on its corporate website at http://ir.virginamerica.com.

Participants in the Solicitation

Alaska Air Group, Virgin America and certain of their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Virgin America’s stockholders in respect of the merger. Information concerning the ownership of Virgin America securities by Virgin America’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information about Virgin America’s directors and executive officers is also available in Virgin America’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on March 25, 2016, and is supplemented by other public filings made, and to be made, with the SEC by Virgin America. Information concerning Alaska Air Group’s directors and executive officers is available in Alaska Air Group’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on April 1, 2016. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective interests by security holdings or otherwise, will be set forth in the definitive proxy statement that Virgin America intends to file with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This communication contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, as amended, about Alaska Air Group, Virgin America and the proposed merger. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “estimate,” “intend” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions and statements about the future performance, operations and services of Virgin America. Virgin America cautions readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: the failure to obtain Virgin America stockholder approval of the proposed merger; the possibility that the closing conditions to the proposed merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the merger or the possibility of non-consummation of the merger; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated merger may affect the timing or occurrence of the contemplated merger or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of anticipated synergies and the timing thereof; risks related to the disruption of the merger to Virgin America and its management; the effect of the announcement of the merger on Virgin America’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties; labor costs and relations, general economic conditions, increases in operating costs including fuel, inability to meet cost reduction goals, an aircraft accident, and changes in laws and regulations. These risks and others relating to Virgin America are described in greater detail in Virgin America’s SEC filings, including Virgin America’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in other documents filed by Virgin America with the SEC after the date thereof. Virgin America makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.